Exhibit 13.2

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

     Pursuant to section 906 if the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Crayfish Co., Ltd., a Japanese company (the “Company”), hereby certifies, that:

     The Annual Report on Form 20-F for the year ended September 30, 2004 (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 12, 2005	By:	/s/ Fumiya Hoshino
Fumiya Hoshino
Principal officer of administration department